Confidential (C) DISTRIBUTION AGREEMENT September 17, 2026 Nuveen Securities, LLC 333 West Wacker Drive Chicago, IL 60606 This Distribution Agreement (this "Agreement") is entered into by and between Churchill Direct Lending Fund, a Delaware statutory trust (the "Fund"), and Nuveen Securities, LLC (the "Distributor"). The Fund has filed one or more registration statements with the U.S. Securities and Exchange Commission (the "SEC") that are listed on Schedule 1 to this Agreement (each, a "Registration Statement"), which Schedule 1 may be amended from time to time with the written consent of the Fund and the Distributor. In this Agreement, unless explicitly stated otherwise, "the Registration Statement" means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised prior to the commencement of operations. The Fund shall offer on a continuous basis to “accredited investors”, as defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (the "Offering") of the Fund's shares of beneficial interest, $0.01 par value per share ("Common Shares"), consisting of a single class of Common Shares (the "Shares"). The Offering is and shall be comprised of an indefinite number of Shares that will be issued and sold at a price per Share equal to the Fund's then-current net asset value ("NAV") per Share, determined in accordance with the procedures described in the private placement memorandum (“PPM”), pursuant to a primary offering (the "Primary Shares"). The Fund also will issue Shares pursuant to the Fund's distribution reinvestment plan (the "DRIP Shares"). In connection with the Offering, the minimum initial and subsequent purchase amounts by any one person, and the categories of persons eligible to purchase Shares, shall be as set forth in the PPM (except as otherwise indicated in any letter or memorandum from the Fund to the Distributor). Shares are to be offered and sold as described in the PPM. Except as otherwise agreed by the Fund and the Distributor, Shares sold through the Distributor are to be sold through (a) participating broker-dealers (each a "Dealer" and collectively, the "Dealers") with whom the Distributor has entered into or will enter into a participating dealer agreement, selling agreement or similar agreement related to the distribution of Shares in a form approved by the Fund (each, a "Participating Dealer Agreement"), (b) certain registered investment advisers (each a "Selected RIA" and collectively, the "Selected RIAs"), and (c) other qualified financial institutions, platforms and intermediaries (each a "Selected Institution" and, collectively with the Dealers and Selected RIAs, the "Offering Participants") with whom the Distributor has entered into an appropriate agreement regarding the distribution of Shares in a form agreed to by the Fund (each, a "Selected Institution Agreement" and, together with the Participating Dealer Agreements and agreements with Selected RIAs, the "Selling Agreements"), in each case at a purchase price equal to the Fund's

Confidential (C) then-current NAV per Share (as calculated in accordance with the procedures described in the PPM). Shares may also be sold directly by the Distributor without the participation of an Offering Participant. For shareholders who participate in the Fund's distribution reinvestment plan (the "DRIP"), the cash distributions attributable to the Shares that each shareholder owns will be automatically reinvested in additional Shares in accordance with the terms of the DRIP. The DRIP Shares are to be issued and sold to shareholders of the Fund at a purchase price equal to the NAV per Share determined as described in the DRIP and the PPM. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the PPM with respect to each other shall mean only those that are all related to the same PPM. Terms not defined herein shall have the same meaning as in the PPM. Now, therefore, the Fund hereby agrees with the Distributor as follows: 1. Representations and Warranties of the Fund. The Fund represents and warrants to the Distributor that: a. The Fund has been duly and validly organized and formed as a statutory trust under the laws of the State of Delaware, with the power and authority to conduct its business as described in the PPM. b. As of the date hereof the Registration Statement and PPM complies or will comply in all material respects with the Securities Act, the 1940 Act and the Rules and Regulations. The Registration Statement does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the PPM, as of date noted in the PPM, as amended from time to time, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1.b will not extend to such statements contained in or omitted from the Registration Statement or PPM as are primarily within the knowledge of the Distributor or any of the Offering Participants and are based upon information furnished by the Distributor in writing to the Fund specifically for inclusion therein. c. The Fund intends to use the funds received from the sale of the Shares as set forth in the PPM. d. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Agreement or the issuance and sale by the Fund of the Shares, except such as may be required under the Securities Act, the 1940 Act and the Rules and Regulations, by the Financial Industry Regulatory Authority, Inc. ("FINRA") or applicable state securities laws.

Confidential (C) e. Unless otherwise described in the Registration Statement and PPM, there are no actions, suits or proceedings pending or, to the knowledge of the Fund, threatened against the Fund at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Fund. f. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not conflict with or constitute a default under any declaration of trust, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws. g. The Fund has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws. h. At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the PPM and the Fund's declaration of trust (as amended from time to time, the "Declaration of Trust"), and upon payment therefor as provided by the PPM and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the PPM. i. Except as otherwise disclosed in the Registration Statement and the PPM, the Fund owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a material adverse effect. j. The Fund has filed all material federal, state and foreign income tax returns which have been required to be filed, on or before the due date (taking into account all extensions of time to file), and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Fund to the extent that such taxes or assessments have become due, except where the Fund is contesting such assessments in good faith. k. The financial statements of the Fund included in the Registration Statement present fairly in all material respects the financial position of the Fund as of the date indicated and the results of its operations for the periods specified; said financial statements have been

Confidential (C) prepared in conformity with generally accepted accounting principles applied on a consistent basis. l. Upon the commencement of the Offering, the Fund will be a non-diversified, closed- end management investment company registered under the 1940 Act, and the Fund intends to elect and to qualify to be treated as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund is not a business development company and has not elected to be regulated as a business development company under the 1940 Act. The Fund does not intend to operate as an "interval fund" pursuant to Rule 23c-3 under the 1940 Act, and instead intends to provide liquidity to shareholders, if at all, through periodic issuer tender offers conducted in accordance with Rule 13e-4 under, and Regulation 14E of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable provisions of the 1940 Act, in each case as and to the extent described in the PPM and as determined by the Fund's Board of Trustees (the "Board") in its sole discretion. m. The Fund complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the "GLB Act") and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the "USA PATRIOT Act"). n. Any and all printed sales literature or other materials which have been approved in advance in writing by the Fund and, to the extent required, by appropriate regulatory agencies for use in the Offering ("Authorized Sales Materials") prepared by the Fund and any of its affiliates (excluding the Distributor) specifically for use with potential investors in connection with the Offering, when used in conjunction with the PPM, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact, nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the PPM, not misleading. If at any time any event occurs which is known to the Fund as a result of which such Authorized Sales Materials, when used in conjunction with the PPM, would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Fund will notify the Distributor thereof. o. This Agreement has been approved by the Board, including a majority of the trustees who are not "interested persons" of the Fund as defined in Section 2(a)(19) of the 1940 Act (the "Independent Trustees"), and, in connection with such approval, the Board requested and received such information as the Board deemed reasonably necessary to evaluate the terms of this Agreement, and the Board, including a majority of the Independent Trustees, determined that the terms of this Agreement are fair and reasonable and in the best interests

Confidential (C) of the Fund and its shareholders. The Fund will cause this Agreement to be approved and continued in accordance with Section 9 hereof. 2. Covenants of the Fund. The Fund covenants and agrees with the Distributor that: a. It will, at no expense to the Distributor, furnish the Distributor with such number of printed or electronic copies of the PPM, including all amendments and exhibits thereto, as the Distributor may reasonably request. It will similarly furnish to the Distributor and others designated by the Distributor as many copies of the following documents as the Distributor may reasonably request: (i) this Agreement; and (ii) any other Authorized Sales Materials (provided that the use of such Authorized Sales Materials has been first approved for use by the Fund and, to the extent required, by all appropriate regulatory agencies). b. It will furnish such proper information and execute and file such documents as may be necessary for the Fund to qualify or register the Shares, or to make any required notice filings with respect to the Shares, under the securities laws of such jurisdictions as the Distributor may reasonably designate, and will file and make in each year such statements and reports as may be required. The Fund will furnish to the Distributor upon request a copy of such papers filed by the Fund in connection with any such qualification, registration or notice filing. c. It will furnish copies of any proposed amendment or supplement of the PPM to the Distributor. d. During the course of the Offering, if any event occurs as a result of which, in the opinion of either the Fund or the Distributor, the PPM would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Fund will promptly notify the Distributor thereof (unless the information shall have been received from the Distributor) and will effect the preparation of an amended or supplemental PPM which will correct such statement or omission. The Fund will then promptly prepare such amended or supplemental PPM as may be necessary to comply with the requirements of Section 10 of the Securities Act. e. It will name the Distributor as the placement agent of the Fund in the Registration Statement. f. It will promptly notify the Distributor of (i) the commencement, and the material terms, of any issuer tender offer or other repurchase offer for the Shares, and (ii) any suspension or postponement thereof, and will furnish to the Distributor copies of the related offer to purchase, letter of transmittal, Schedule TO and any amendments thereto and any other materials disseminated to shareholders in connection therewith. 3. Obligations of the Distributor; No Compensation. a. Appointment; Best Efforts; No Firm Commitment. The Fund hereby appoints the Distributor as its exclusive agent and principal underwriter for the purpose of offering and

Confidential (C) selling Shares, on a continuous basis, primarily through the Offering Participants and, where applicable, directly, provided that nothing herein shall limit the Fund's ability to accept subscriptions for Shares directly from any person, including any affiliate of the Fund or the Adviser, without the participation of the Distributor, and the Distributor shall have no obligation or entitlement with respect to any such subscription. The Distributor hereby accepts such appointment and agrees to use its best efforts to offer and sell the Shares on the terms and conditions set forth in the PPM with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Distributor's obligation hereunder is an agency obligation only and is expressly limited to a "best efforts" undertaking; the Distributor undertakes no firm commitment and shall have no obligation to purchase or take down any Shares, and shall have no liability to the Fund for any Shares not sold. The Distributor shall act solely as agent of the Fund in offering and selling Shares and shall not purchase, acquire or hold any Shares for its own account as principal, other than (i) as may be necessary to correct a bona fide trade or processing error, or (ii) as otherwise consented to in writing by the Fund. The Distributor represents to the Fund that it is a member in good standing of FINRA and that it and its employees and representatives have all licenses and registrations required to act under this Agreement. b. Compliance with Law. With respect to the Distributor's participation in the distribution of the Shares in the Offering, the Distributor agrees to comply in all material respects with the applicable requirements of the Securities Act, the 1940 Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering. c. Privacy. The Distributor shall abide by and comply with (i) the privacy standards and requirements of the GLB Act and Regulation S-P thereunder; (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time. d. Anti-Money Laundering; Sanctions; Anti-Bribery. The Distributor represents, warrants and covenants that it has established and will maintain (i) an anti-money laundering program reasonably designed to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the implementing regulations thereunder and applicable FINRA rules, including FINRA Rule 3310, and (ii) policies and procedures reasonably designed to comply with the economic sanctions programs administered by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC") and with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other applicable anti-bribery and anti-corruption laws. The Distributor further covenants that it will require each Offering Participant, in the applicable Selling Agreement, to make substantially similar representations, warranties and covenants.

Confidential (C) e. Commencement and Suspension. Promptly after the initial filing of the Registration Statement, the Distributor and the Offering Participants shall commence the offering of the Shares in the Offering in jurisdictions in which the Shares are registered, qualified or exempt from qualification for sale or in which such offering is otherwise permitted. The Distributor and the Offering Participants will immediately suspend or terminate the offering of the Shares upon request of the Fund at any time and will resume offering the Shares upon subsequent request of the Fund. f. No Compensation from the Fund. The Distributor shall receive no compensation from the Fund under this Agreement. Without limiting the generality of the foregoing, the Fund shall not pay, and the Distributor shall not be entitled to receive from the Fund, any sales load, upfront selling commission, dealer manager fee, placement fee, shareholder servicing fee, distribution fee, asset-based fee, trail commission or any other compensation of any kind in connection with the offer or sale of Shares or the provision of services under this Agreement. The Shares constitute a single class that is offered at NAV per Share without any sales charge and with respect to which no servicing or distribution fee is payable to the Distributor or to any Offering Participant by the Fund. g. No Distribution Plan. The Fund has not adopted, and does not intend to adopt, a plan of distribution pursuant to Rule 12b-1 under the 1940 Act or any similar plan, and no payments under this Agreement are or will be made by the Fund, directly or indirectly, out of the Fund's assets to finance any activity primarily intended to result in the sale of Shares. h. Expenses; Reimbursement by Affiliates. The Distributor shall bear its own expenses of performing its obligations under this Agreement, including the costs of its personnel, facilities and systems, except as otherwise provided in this Section 3.h. The Fund shall have no obligation to pay or reimburse the Distributor for any expense incurred by the Distributor in connection with this Agreement, the Offering or the distribution of the Shares. Nothing in this Section 3.h shall create any obligation of the Fund, or any right of the Distributor against the Fund. i. Payments to Intermediaries Out of Legitimate Profits. The Distributor and/or the Adviser may, from time to time and in their sole discretion, make cash and non-cash payments to Offering Participants and other intermediaries and their personnel for marketing and sales support, training and education, conference and seminar sponsorship, technology and platform access, data, recordkeeping, subaccounting, networking and similar services, and may pay so-called revenue sharing or marketing support payments. All such payments shall be made by the Distributor and/or the Adviser out of their own resources and legitimate profits and shall not be paid or reimbursed by the Fund and shall not be borne, directly or indirectly, by the Fund or its shareholders. The Distributor shall provide to the Fund such information regarding such payments as the Fund may reasonably request in order to prepare the disclosure required by the Registration Statement, and the Adviser shall cause such payments to be disclosed in the Prospectus to the extent required by applicable law.

Confidential (C) j. Offering Price. The Distributor and all Offering Participants, and all other broker- dealers effecting transactions in the Shares on behalf of Offering Participants, will offer and sell the Shares at a price per Share equal to the Fund's NAV per Share determined as of the applicable valuation date specified in the PPM, as determined in accordance with the procedures described in the PPM, without any sales load or other sales charge. The Distributor shall not offer or sell, or permit any Offering Participant to offer or sell, Shares at any price other than the price determined in accordance with the PPM, and shall not grant or permit any discount, concession, rebate or other differential in the offering price to any purchaser. k. Eligibility of Purchasers. The Distributor will, and will require each Offering Participant in the applicable Selling Agreement to, offer and sell Shares only to those persons who are eligible to purchase Shares as described in the PPM, and only in those jurisdictions in which the Distributor or such Offering Participant, as applicable, is advised in writing that the Shares are registered, qualified or exempt from qualification for sale or that such registration or qualification is not required. Eligibility to purchase Shares, and the minimum initial and subsequent investment amounts applicable to the Shares, shall be as set forth in the PPM. The Distributor will, and will require each Offering Participant in the applicable Selling Agreement to, maintain for a period of not less than six years a record of the information obtained to determine that a purchaser is eligible to purchase Shares. l. Institutional Suitability. The Distributor will, and will require each Offering Participant in the applicable Selling Agreement to, comply with all applicable rules and regulations relating to the suitability of investors, including, without limitation, FINRA Rule 2111. To the extent that any recommendation to purchase Shares is made to an "institutional account" within the meaning of FINRA Rule 4512(c), the Distributor will, and will require each Offering Participant to, satisfy the institutional suitability requirements of FINRA Rule 2111(b), including by having a reasonable basis to believe that the institutional customer is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving the Shares, and by obtaining the institutional customer's affirmative indication that it is exercising independent judgment in evaluating the recommendation. The Distributor will, and will require each Offering Participant to, maintain reasonable written supervisory procedures with respect to the foregoing and to maintain for a period of not less than six years records evidencing compliance therewith. m. ERISA and Benefit Plan Investors. The Distributor represents, warrants, acknowledges and agrees that, with respect to each investor or prospective investor in the Fund that is (i) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, (ii) a "plan" described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, or (iii) an entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity (each, a "Plan Investor"):

Confidential (C) (1) the Distributor is not a "fiduciary" within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code with respect to such Plan Investor, and is not undertaking to provide, and has not provided, impartial investment advice or advice in a fiduciary capacity to such Plan Investor or to any fiduciary, participant or beneficiary thereof, in connection with the Fund or any investment in the Fund; (2) the Distributor is not rendering "investment advice for a fee or other compensation, direct or indirect," within the meaning of Section 3(21)(A)(ii) of ERISA or Section 4975(e)(3)(B) of the Code, with respect to any assets of such Plan Investor, and receives no fee or other compensation, direct or indirect, from the Fund, from such Plan Investor or from any other person in connection with the provision of any investment advice with respect to such Plan Investor's investment in the Fund; (3) the Distributor is acting solely as agent and principal underwriter of the Fund in connection with the offer and sale of Shares, in the Distributor's own interests and the interests of the Fund, and not as a fiduciary or adviser to any Plan Investor, and any information provided by the Distributor regarding the Fund is provided for the purpose of describing the Fund and is not a recommendation that any Plan Investor invest in the Fund; (4) the decision to invest in the Fund is, and will be, made solely by the fiduciary of such Plan Investor that is independent of the Distributor, the Fund and the Adviser, and the Distributor is entitled to rely, and will rely, on such independent fiduciary's determination that the investment is prudent and otherwise permissible under ERISA, the Code and the governing documents of such Plan Investor; and (5) the Distributor will require each Offering Participant, in the applicable Selling Agreement, to make representations and covenants substantially similar to those set forth in clauses (1) through (4) of this Section 3.n with respect to such Offering Participant, and to represent as to its own fiduciary status, if any, with respect to any Plan Investor to which it offers or sells Shares. The Fund represents that, because the Fund is a registered investment company, the underlying assets of the Fund will not be treated as "plan assets" of any Plan Investor for purposes of ERISA or Section 4975 of the Code by reason of the exception set forth in Section 401(b)(1) of ERISA and 29 C.F.R. § 2510.3-101(a)(2), and neither the Fund nor the Adviser will be a fiduciary of any Plan Investor by reason of such Plan Investor's investment in the Fund. n. Section 408(b)(2) Disclosure. To the extent the Distributor is a "covered service provider" within the meaning of 29 C.F.R. § 2550.408b-2(c)(1)(iii) with respect to any Plan Investor that is a "covered plan" within the meaning of 29 C.F.R. § 2550.408b-2(c)(1)(ii), the Distributor shall furnish to the responsible plan fiduciary of such covered plan, reasonably in advance of the date on which the applicable arrangement is entered into, extended or renewed, the disclosures required by 29 C.F.R. § 2550.408b-2(c)(1)(iv), including a description of the services to be provided, a statement as to whether the Distributor will provide any services as a fiduciary within the meaning of Section 3(21)(A)

Confidential (C) of ERISA or as a registered investment adviser, and a description of all direct and indirect compensation, and any compensation paid among related parties, that the Distributor, its affiliates or subcontractors reasonably expect to receive in connection with such services, in each case in accordance with 29 C.F.R. § 2550.408b-2(c)(1)(iv)(B) through (F). The Distributor shall comply with the disclosure, updating and error-correction requirements of 29 C.F.R. § 2550.408b-2(c)(1)(vii) through (ix) as applicable. Nothing in this Section 3.o shall be construed as an acknowledgment that the Distributor is a covered service provider with respect to any covered plan or that the Distributor provides any services as a fiduciary. o. Selling Agreements. The Distributor shall enter into a written Selling Agreement with each Offering Participant prior to permitting such Offering Participant to offer or sell Shares. The Distributor shall include in each Selling Agreement provisions requiring the Offering Participant to comply with obligations, and to make representations, warranties and covenants, substantially similar to and no less protective of the Fund than those imposed upon the Distributor pursuant to Sections 3.b, 3.c, 3.d, 3.k, 3.l, 3.m, 3.n, 3.q, 3.r, 11 and 13 of this Agreement, together with indemnification provisions in favor of the Fund, its officers and trustees, each other person who has signed the Registration Statement, each person who controls the Fund within the meaning of Section 15 of the Securities Act, and the Distributor, substantially similar to those set forth in Section 4.b of this Agreement, and shall provide that the Fund and the other persons described above are express third-party beneficiaries of such indemnification provisions and may enforce them directly. The Distributor shall use commercially reasonable efforts to enforce such provisions. The Distributor shall not enter into any Selling Agreement in a form that has not been approved by the Fund, and shall promptly furnish to the Fund upon request a list of all Offering Participants and copies of all Selling Agreements then in effect. p. Tender Offer and Repurchase Materials. The parties acknowledge and agree that the Fund is solely responsible for the preparation, filing, dissemination and content of all materials relating to any issuer tender offer or other repurchase offer for the Shares, including any offer to purchase, letter of transmittal, Schedule TO, notice of repurchase offer and any amendments or supplements thereto, and for compliance with Rule 13e-4 under, and Regulation 14E of, the Exchange Act and any other applicable law in connection therewith. The Distributor shall have no responsibility for the preparation or filing of any such materials. The Distributor shall not make, and shall require each Offering Participant in the applicable Selling Agreement not to make, any written or oral communication to any shareholder or prospective investor concerning any repurchase or tender offer for the Shares, or the Fund's repurchase program generally, other than through the use of materials prepared or approved in advance in writing by the Fund. The Distributor shall promptly forward to the Fund, or to such agent as the Fund may designate, any tender of Shares or repurchase request received by the Distributor. q. Communications with the Public; FINRA Rule 2210. The Distributor shall comply with FINRA Rule 2210 with respect to all retail communications, correspondence and institutional communications concerning the Fund and the Shares, including the content

Confidential (C) standards, approval, recordkeeping and, where applicable, filing requirements thereof. The Distributor shall not use any communication concerning the Fund or the Shares that has not been approved in advance in writing by the Fund as Authorized Sales Materials. The Distributor shall require each Offering Participant, in the applicable Selling Agreement, to comply with FINRA Rule 2210 and with the provisions of Section 11 of this Agreement. 4. Indemnification. a. Indemnification by the Fund. To the extent permitted by the Declaration of Trust and Sections 17(h) and 17(i) of the 1940 Act, and subject to the limitations below, the Fund will indemnify and hold harmless the Distributor, its officers, directors, members, managers and employees, and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act (the "Indemnified Persons"), from and against any losses, claims, damages or liabilities ("Losses"), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act, the 1940 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained (A) in the Registration Statement, the PPM, or any amendment or supplement to the PPM, or (B) in any notice filing, blue sky application or other document executed by the Fund or on its behalf specifically for the purpose of qualifying or registering, or making a notice filing with respect to, any or all of the Shares under the securities laws of any jurisdiction, or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (C) in any Authorized Sales Materials, or (ii) the omission to state in the Registration Statement, the PPM or any amendment or supplement to the PPM, or in any Blue Sky Application or Authorized Sales Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that in no event shall the Fund indemnify any Indemnified Person against any liability to the Fund or its shareholders to which such Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office or under this Agreement. The Fund will reimburse the Distributor and each Indemnified Person for any legal or other expenses reasonably incurred by the Distributor or such Indemnified Person in connection with investigating or defending such Loss. Notwithstanding the foregoing provisions of this Section 4.a, the Fund will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Fund by the Distributor or (y) to the Fund or the Distributor by or on behalf of any Offering Participant, in each case specifically for use in the Registration Statement, the PPM or any amendment or supplement to the PPM, any Blue Sky Application or any Authorized Sales Materials; and, further, the Fund will not be liable for the portion of any Loss in any such case if it is determined that the Distributor or any

Confidential (C) Offering Participant was at fault in connection with such portion of the Loss, expense or action. The foregoing indemnity agreement of this Section 4.a is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the PPM (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Person from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the PPPM as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Fund, but only if a copy of the PPM as so amended or supplemented had been supplied to the Distributor or the applicable Offering Participant prior to such acceptance. b. Indemnification by the Distributor. The Distributor will indemnify and hold harmless the Fund, its officers and trustees (including any person named in the Registration Statement, with his or her consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act (the "Fund Indemnified Persons"), from and against any Losses to which any of the Fund Indemnified Persons may become subject, under the Securities Act, the Exchange Act, the 1940 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement of a material fact contained (A) in the Registration Statement, the PPM or any amendment or supplement to the PPM, (B) in any Blue Sky Application, or (C) in any Authorized Sales Materials; or (ii) the omission to state in the Registration Statement, the PPM or any amendment or supplement to the PPM, or in any Blue Sky Application or Authorized Sales Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that clauses (i) and (ii) apply to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor specifically for use with reference to the Distributor in the preparation of the Registration Statement, the PPM or any amendment or supplement to the PPM, or in preparation of any Blue Sky Application or Authorized Sales Materials; or (iii) any use of sales literature not authorized or approved by the Fund, or any use of "broker-dealer use only," "financial professional use only" or "institutional use only" materials with members of the public, by the Distributor in the offer and sale of the Shares, or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or

Confidential (C) (iv) any untrue statement made by the Distributor or its representatives or agents, or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in connection with the offer and sale of the Shares; or (v) any material violation of this Agreement by the Distributor; or (vi) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, economic sanctions or anti- bribery and anti-corruption, including applicable rules of the SEC, FINRA, OFAC and the USA PATRIOT Act; or (vii) any other failure by the Distributor to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; or (viii) the failure of the Distributor to include in any Selling Agreement the provisions required by Section 3.p of this Agreement. The Distributor will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Distributor may otherwise have. c. Procedure. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.d) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party. d. Counsel. The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the

Confidential (C) indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims, notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm's expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. e. Survival. The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Distributor or any person controlling the Distributor, or by or on behalf of the Fund or any officer or trustee thereof, or by or on behalf of any person controlling the Fund, (ii) delivery of any Shares and payment therefor, and (iii) any termination of this Agreement. A successor of any of the parties to this Agreement shall be entitled to the benefits of the indemnity agreements contained in this Section 4. 5. Survival of Provisions. a. The respective agreements, representations and warranties of the Fund and the Distributor set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Distributor or any person controlling the Distributor, or by or on behalf of the Fund or any person controlling the Fund, and (ii) the acceptance of any payment for the Shares. b. The respective agreements of the Fund and the Distributor set forth in Sections 3.h, 3.i, 3.n, 3.o and Sections 4 through 21 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement. 6. Affiliated Status; 1940 Act Acknowledgments. a. The parties acknowledge that the Distributor is an "affiliated person" of the Adviser and may be deemed an "affiliated person" of an "affiliated person" of the Fund, in each case within the meaning of Section 2(a)(3) of the 1940 Act, and that this Agreement is therefore an arrangement between the Fund and an affiliated person of the Fund's investment adviser. Each party acknowledges the requirements of Sections 17(a), 17(d) and 17(e) of the 1940 Act and Rule 17d-1 thereunder, and agrees that it will not enter into any transaction with the Fund, and will not cause the Fund to participate in any joint enterprise or other joint arrangement, in each case in contravention of such provisions. The Distributor represents that it will not receive from the Fund any compensation prohibited by Section 17(e) of the 1940 Act.

Confidential (C) b. The parties acknowledge that Sections 15(a) and 15(b) of the 1940 Act, by their terms, prescribe requirements applicable to investment advisory contracts and, in the case of open-end companies, principal underwriting contracts. Notwithstanding that the Fund is a closed-end company and that Section 15(b) does not by its terms apply to this Agreement, the parties have agreed to adopt, as a matter of contract, procedures for the approval, continuance and termination of this Agreement that are consistent with the requirements of Sections 15(a) and 15(b), as set forth in Section 9 of this Agreement, and the Fund has caused this Agreement to be approved by the Board, including a majority of the Independent Trustees, as described in Section 1.p of this Agreement. 7. Independent Contractor. The Distributor is and shall be an independent contractor with respect to the Fund. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between the parties other than the agency relationship expressly created by Section 3.a for the limited purpose of offering and selling Shares. Except as expressly provided in this Agreement or as expressly authorized in writing by the Fund, neither party shall have authority to act for, represent, bind or obligate the other. Neither party's employees shall be deemed employees of the other for any purpose. 8. Records; Books and Records. Each party shall maintain and preserve, for the periods prescribed by applicable law, such records with respect to its activities under this Agreement as are required by applicable law. 9. Term and Termination. a. This Agreement shall become effective as of the date first above written and shall continue in effect for an initial term of [two (2) years] from such date. Thereafter, this Agreement shall continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board, or (ii) the vote of a majority of the outstanding voting securities of the Fund, and, in either case, by the vote of a majority of the Independent Trustees, cast in person or by such other means as may be permitted by the 1940 Act, the rules thereunder or applicable SEC guidance, at a meeting called for the purpose of voting on such approval. b. This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Fund, by vote of the Board or by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Fund, on not more than sixty (60) days' written notice to the Distributor; or (ii) by the Distributor on not less than sixty (60) days' written notice to the Fund. Either party may terminate this Agreement immediately upon written notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. c. This Agreement shall automatically terminate in the event of its "assignment," as such term is defined in Section 2(a)(4) of the 1940 Act.

Confidential (C) d. Upon expiration or termination of this Agreement, the Distributor shall promptly deliver to the Fund all records and documents in its possession that relate to the Offering, other than as required by law to be retained by the Distributor, and shall use its commercially reasonable efforts to cooperate with the Fund to accomplish an orderly transfer of the distribution of the Shares to a party designated by the Fund. For the avoidance of doubt, because the Distributor receives no compensation from the Fund under this Agreement, no amounts shall be payable by the Fund to the Distributor upon expiration or termination hereof. 10. Confirmation. The Fund, or its designated transfer agent, hereby agrees and assumes the duty to confirm, on its behalf and on behalf of Offering Participants who sell the Shares, all orders for purchase of Shares accepted by the Fund. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Distributor. 11. PPM and Authorized Sales Materials. The Distributor agrees that it is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the PPM and any Authorized Sales Materials. The Distributor further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selling Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the PPM as amended and supplemented; (b) not to show or give to any investor or prospective investor, or reproduce, any material or writing that is supplied to it by the Fund and marked "dealer only," "financial advisor use only," "institutional use only" or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; and (c) not to show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Fund if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. The Distributor, in its Selling Agreements with Offering Participants, will include requirements and obligations of the Offering Participants similar to those imposed upon the Distributor pursuant to this Section 11. 12. Trademarks and Names. a. The Fund grants to the Distributor a non-exclusive, non-transferable, royalty-free license, during the term of this Agreement, to use the Fund's name and the trademarks, service marks, trade names and logos of the Fund (collectively, the "Fund Marks") solely in connection with the performance of the Distributor's obligations under this Agreement and solely in accordance with such usage guidelines as the Fund may provide from time to time. All use of the Fund Marks shall inure to the benefit of the Fund. The Distributor shall not use the Fund Marks in any manner not expressly permitted hereunder and shall cease all use of the Fund Marks upon termination of this Agreement, except as required by applicable law or as necessary to complete transactions pending at termination.

Confidential (C) b. The Distributor and its affiliates own all right, title and interest in and to the names "Nuveen" and "Churchill" and the associated trademarks, service marks, trade names and logos (collectively, the "Nuveen Marks"). The Fund acknowledges that its use of the Nuveen Marks and the Churchill name is subject to the terms of any separate license or other agreement with the Adviser or its affiliates, and that nothing in this Agreement grants the Fund any right in the Nuveen Marks. Neither party shall use the other party's marks in any advertising, marketing or publicity without the other party's prior written consent, except as required by applicable law or as contemplated by the Registration Statement. 13. Submission of Orders. Subscriptions for Shares shall be submitted, processed and settled in accordance with the procedures described in the PPM and the procedures established by the Fund's transfer agent, as such procedures may be amended from time to time and communicated to the Distributor. The Distributor will require in its Selling Agreements that each Offering Participant comply with such procedures. To the extent the Distributor is involved in the submission of subscriptions, the Distributor will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form provided by the Fund to the Distributor for use in connection with the Offering (a "Subscription Agreement"), or to submit such other documentation as the Fund or its transfer agent may require, and to deliver to the Distributor, or as otherwise directed by the Distributor, the Fund or the transfer agent, such completed and executed Subscription Agreement or other documentation together with payment in the amount of such person's purchase, which must be at least the minimum purchase amount set forth in the PPM. Subscription Agreements and payments received by the Distributor will be transmitted to the Fund or its transfer agent, as directed by the Fund, as soon as practicable, but in any event by the end of the [second] business day following receipt by the Distributor. If the Distributor receives a Subscription Agreement or payment that does not conform to the procedures described in the PPM or established by the transfer agent, the Distributor shall return such Subscription Agreement and payment directly to such subscriber not later than the end of the next business day following its receipt. Payments of rejected subscribers will be promptly returned to such subscribers. The Fund reserves the absolute right to reject any subscription in whole or in part. 14. Applicable Law; Venue. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York, without regard to its conflict of laws principles; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York. 15. Counterparts. This Agreement may be executed in any number of counterparts, including by electronic signature. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement. 16. Successors; Third Parties; Amendment.

Confidential (C) a. This Agreement shall inure to the benefit of and be binding upon the Distributor and the Fund and their respective permitted successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. b. This Agreement may be amended only by a written instrument signed by the Distributor and the Fund; provided that any amendment shall be subject to such approval by the Board, including a majority of the Independent Trustees, as the Board may determine to be appropriate. c. Schedule 1 may be amended from time to time with the written consent of the Fund and the Distributor. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Fund and the Distributor prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the PPM relating to such Registration Statement. 17. Entire Agreement. This Agreement, together with the Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect thereto. For the avoidance of doubt, this Agreement does not supersede or modify any expense reimbursement, intercompany services or similar arrangement between the Distributor and the Adviser or any other affiliate of the Distributor to which the Fund is not a party. 18. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the parties shall negotiate in good faith to replace such provision with a valid and enforceable provision that gives effect, to the greatest extent permitted by law, to the parties' original intent. 19. Headings; Construction. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by "without limitation." References to any statute, rule or regulation include the rules and regulations promulgated thereunder and any successor provision. 20. Delaware Statutory Trust Limitation of Liability. The Distributor acknowledges that it has received notice of and accepts the limitations upon the Fund's liability set forth in the Declaration of Trust. The Distributor agrees that the Fund's obligations hereunder shall be limited to the assets of the Fund, and that no trustee, officer or shareholder of the Fund shall be personally liable for any obligation of the Fund under this Agreement.

Confidential (C) 21. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier, or (iv) electronic mail. All such notices shall be addressed as follows: If to the Distributor: Nuveen Securities, LLC Attn: Lucas A. Satre, Managing Director, Secretary and General Counsel 333 W. Wacker Drive Chicago, IL 60606 Email: lucas.satre@nuveen.com If to the Fund: Churchill Direct Lending Fund Attn: John D. McCally, Vice President and Secretary 375 Park Avenue, 9th Floor New York, NY 10152 Email: john.mccally@churchillam.com

Confidential (C) If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written. Very truly yours, CHURCHILL DIRECT LENDING FUND By: ________________________ Name: John McCally Title: Vice President and Secretary Accepted and agreed to as of the date first above written: NUVEEN SECURITIES, LLC By: ________________________ Name: Lucas Satre Title: Managing Director, Secretary & General Counsel

Confidential (C) Schedule 1 Registration Statement(s) 1. Registration Statement on Form N-2, Registration No. 811-[●].

Confidential (C) Schedule 2 Additional Terms and Conditions; Compensation I. Compensation. The Distributor shall receive no compensation from the Fund under the Agreement. The Fund shall not pay to the Distributor any sales load, upfront selling commission, dealer manager fee, placement fee, shareholder servicing fee, distribution fee, asset-based fee or other compensation of any kind with respect to Class I Shares, including Shares issued pursuant to the DRIP. II. Additional Terms and Conditions. [None.]